UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)

4211 South 102nd Street
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01	Entry into a Material Definitive Agreement.
The board of directors of TD AMERITRADE Holding Corporation (“TD AMERITRADE”) held a meeting on May 10, 2006, at which it approved amendment of the 1996 Directors Incentive Plan (the “DIP”) and the non-employee director compensation as described below.
Amendment of 1996 Directors Incentive Plan
The DIP was amended to permit the grant of restricted stock units to non-employee directors, in addition to stock options, stock awards and stock retainers. The restricted stock units will reflect an award of TD AMERITRADE common stock subject to a vesting schedule pursuant to which the common stock underlying the restricted stock units would not be issued until after satisfaction of applicable vesting requirements. The other features of the restricted stock units are identical to stock awards and stock retainers under the DIP.
The description of the amended DIP set forth herein does not purport to be complete and is qualified in its entirety by reference to the full plan document attached hereto as Exhibit 10.1 and incorporated herein by reference.
Non-Employee Director Compensation
The compensation program and stock ownership guidelines applicable to TD AMERITRADE non-employee directors were revised as follows.

Compensation	New Amount	Prior Amount
Initial Equity Grant	$0	$20,000 as a stock award
Annual Cash Retainer	$75,000	$25,000
Annual Equity Grant	$75,000 restricted stock units	In discretion of board of directors
Committee Chair Retainer	$10,000 and $25,000 for audit committee chair	$0
Board Meeting Fee	$3,000	$1,500
Committee Meeting Fee	$2,500	$1,000
Stock Ownership Guidelines	$300,000 and 5 years to achieve	$50,000 and 4 years to achieve
Form of Restricted Stock Unit Agreement
In connection with the approval of the DIP amendment and the new non-employee director compensation program, the board of directors of TD AMERITRADE also adopted a new form of restricted stock unit agreement, which is intended to serve as a standard form agreement for restricted stock unit grants issued to non-employee directors under the DIP. TD AMERITRADE may in the future grant equity awards to its non-employee directors substantially in accordance with the terms of the form of restricted stock unit agreement, the material terms of which are briefly described below.
General Terms. The terms of the restricted stock unit agreement provide for the grant of a number of restricted stock units that will be paid out in shares of TD AMERITRADE common stock after the applicable vesting criteria have been met.
Vesting. In the event of the recipient’s death or disability, unvested units will vest as provided in the agreement on the applicable date. In the event of a change in control of TD AMERITRADE, the restricted stock units will vest as soon as practicable after the effective date of the change in control. In addition, the forms of agreement contain non-compete and non-solicitation provisions.

Stockholder Rights. A restricted stock unit recipient generally will not have any of the rights of a TD AMERITRADE stockholder, including voting rights and the right to receive dividends and distributions, until after shares of TD AMERITRADE common stock are issued in respect of the restricted stock unit in accordance with vesting criteria.
The description of the form of Restricted Stock Unit Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of restricted stock unit agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 10, 2006, J. Peter Ricketts resigned as a director of TD AMERITRADE in order to devote full attention to his campaign for election to the U.S. Senate.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Amended and Restated 1996 Directors Incentive Plan
10.2	Form of Restricted Stock Unit Agreement

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: May 16, 2006	By:	/s/ John R. MacDonald

		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 1996 Directors Incentive Plan
10.2	Form of Restricted Stock Unit Agreement